UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

Golden State Petroleum Transport Corporation
(Exact name of registrant as specified in its charter)
Delaware	333-26227	13-3927016
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

4th Floor Par-la-Ville Place 14 Par-la-Ville Road Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (441) 295-6935

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events

On November 21, 2014, Golden State Petroleum Transport Corporation (the "Company") issued a notice of mandatory redemption for all of its outstanding 8.04% First Preferred Mortgage Notes Due 2019, plus accrued and unpaid interest.  The redemption date is January 18, 2015 and the redemption will take place on January 19, 2015.  The redemption will be conducted pursuant to the terms of the Indenture dated as of December 1, 1996, as heretofore supplemented and amended.  The notice of mandatory redemption is attached hereto as Exhibit 99.1.

Item 9.01                          Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description
99.1	Notice of Mandatory Redemption, dated November 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN STATE PETROLEUM TRANSPORT CORPORATION
(Registrant)

Dated: November 21, 2014	By:	/s/ Alexandra Kate Blankenship
	Name:	Alexandra Kate Blankenship
	Title:	Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Mandatory Redemption, dated November 21, 2014.

EXHIBIT 99.1

NOTICE OF MANDATORY REDEMPTION
TO THE HOLDERS OF GOLDEN STATE PETROLEUM TRANSPORT CORPORATION
8.04% FIRST PREFERRED MORTGAGE NOTES DUE 2019
(CUSIP 38121E AJ2/ISIN US38121EAJ29)
(the "Notes")
NOTICE IS HEREBY GIVEN THAT, pursuant to Section 12.1(d)(i) of the Indenture dated as of December 1, 1996, as heretofore supplemented and amended (the "Indenture"), among Golden State Petroleum Transport Corporation (the "Company"), as Agent, Golden State Petro (IOM I-A) PLC (the "Owner"), Golden State Petro (IOM I-B) PLC and The Bank of New York Mellon, as successor Indenture Trustee (the "Trustee"), there is hereby called for redemption on January 18, 2015 (the "Redemption Date"), all outstanding Notes at 100% of the principal amount thereof, plus accrued and unpaid interest (including default interest, if any) to the Redemption Date (the "Redemption Price"). The Company's obligation to redeem all outstanding Notes on the Redemption Date arises from the sale by the Owner of Vessel A (M.T. "Ulriken", Official Number 731033) on October 20, 2014, in an amount at least equal to an Adequate Bid. Pursuant to Section 12.1(d)(iii) of the Indenture, the related redemption must occur on the 90th day after the sale of Vessel A.
On the Redemption Date, the Notes will become due and payable at the Redemption Price.
Unless the Company defaults in making payment of the Redemption Price, interest on the Notes shall cease to accrue on and after the Redemption Date.
The Notes should be surrendered to The Bank of New York Mellon, as Paying Agent, at the office referred to below, for payment of the Redemption Price.  If payment is requested to be made to any person other than the registered holder, a written instrument of transfer duly executed by the registered holder must accompany the Notes.
The Notes should be surrendered to the Paying Agent for payment of the Redemption Price at the office of the Paying Agent as follows:

By Mail, Hand or Courier The Bank of New York Mellon 111 Sanders Creek Parkway East Syracuse, New York 13057
The method chosen for the delivery of the Notes is at the option and risk of the holder.  If delivery is by mail, use of registered or certified mail, properly insured is suggested.  Notes held through DTC should be surrendered for redemption in accordance with DTC's procedures therefor.
Under the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, paying agents making payments of interest or principal on securities may be obligated to withhold a 28% tax from remittance to individuals who have failed to furnish the paying agent with a valid taxpayer identification number.  Holders of the Notes who wish to avoid the imposition of the tax should submit certified taxpayer identification numbers when presenting their Notes for payment.
The CUSIP and ISIN numbers referred to above have been assigned to the Notes by an organization not affiliated with the Company or the Trustee and are included solely for the convenience of the Holders of the Notes.  Neither the Company nor the Trustee shall be responsible for the selection or use of these CUSIP or ISIN numbers, nor is any representation made as to their correctness on the Notes or as indicated in this redemption notice.
Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Indenture.

GOLDEN STATE PETROLEUM TRANSPORT CORPORATION

Dated:  November 21, 2014